                                                                  EXHIBIT 10(B)

[JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY LETTERHEAD]

                                                             April 29, 1997

SECURITIES & EXCHANGE COMMISSION
450 FIFTH STREET, NW
WASHINGTON, DC 20549

  RE: John Hancock Variable Annuity Account V
     File Nos. 33-15672 and 811-5140

Dear Commissioners:

  This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 10 under the Securities Act of 1933 and Post-Effective Amendment No. 14 under the Investment Company Act of 1940 of the Form N-4 Registration Statement of John Hancock Variable Annuity Account V as required by Rule 485 under the 1933 Act.

  I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineli-gible to become effective pursuant to paragraph (b).

  I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Com-mission.

                                            Very truly yours,

                                            /s/ SANDRA M. DADALT

                                            Sandra M. DaDalt
                                            Counsel

SD0100.DOC (Acct V)